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                                                                    EXHIBIT 11.1

                      SPATIALIZER AUDIO LABORATORIES, INC.

                         COMPUTATION OF LOSS PER SHARE

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
                                                                 DECEMBER 31, 1998
                                                     ------------------------------------------
                                                        1998           1997            1996
                                                     -----------    -----------    ------------
BASIC LOSS PER SHARE:
Net Loss for the Year..............................  $(5,792,061)   $(4,719,821)   $(25,395,170)
Preferred Stock:
  Dividends in Arrears.............................     (148,750)            --              --
  Effective Dividend Feature.......................     (371,450)            --              --
                                                     -----------    -----------    ------------
Adjusted Net Loss for the Year.....................  $(6,312,281)   $(4,719,821)   $(25,395,170)
                                                     ===========    ===========    ============
Weighted Average Common Shares.....................   22,180,180     20,604,095      12,644,751
                                                     ===========    ===========    ============
BASIC LOSS PER SHARE...............................        (0.29)         (0.23)          (2.01)
                                                     ===========    ===========    ============
DILUTED LOSS PER SHARE:
Net Loss for the Year..............................  $(5,792,061)   $(4,719,821)   $(25,395,170)
Weighted Average Common Shares.....................   22,180,180     20,604,095      12,644,751
Effect of Dilutive Securities:
  Options..........................................           --      1,113,015         829,856
  Warrants.........................................           --         86,889          15,076
  Preferred Stock..................................   33,155,075
                                                     -----------    -----------    ------------
                                                      55,335,255     21,803,999      13,489,683
                                                     ===========    ===========    ============
DILUTED LOSS PER SHARE.............................        (0.10)         (0.22)          (1.88)
                                                     ===========    ===========    ============
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